December 30, 2025

Starfighters Space, Inc.

Reusable Launch Vehicle Hangar

Hangar Road

Cape Canaveral, Florida 32920

 Re: Registration Statement on Form S-8 Filed by Starfighters Space, Inc.

Ladies and Gentlemen:

 We have acted as special Delaware counsel to Starfighters Space, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), relating to the Company's issuance of up to 4,700,000 shares of Common Stock, par value $0.00001 per share (the "Common Stock"), of the Company pursuant to the Company's Amended and Restated 2023 Stock Incentive Plan (the "Plan" and, such shares of Common Stock issuable pursuant to the Plan, the "Shares").  In this connection, you have requested our opinion as to certain matters of Delaware law.

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i) the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 6, 2022 (the "Certificate of Incorporation");

(ii) the Amended and Restated Bylaws of the Company, dated August 12, 2025;

(iii) the Registration Statement;

(iv) the Plan;

(v) a certificate of an officer of the Company, dated on or about the date hereof, including the attachments thereto, as to certain matters (the "Officer's Certificate"); and

(vi) a certificate of the Secretary of State, dated on or about the date hereof, as to the good standing of the Company.

Starfighters Space, Inc.

December 30, 2025

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein; and (e) all documents submitted to us as forms will be duly completed in a manner consistent with the opinion stated herein.  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (i) through (vi) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (i) through (vi) above) that is referred to in or incorporated by reference into the documents reviewed by us.  We have assumed and have not verified the accuracy as to the factual matters of the documents we have reviewed, including the factual matters set forth in the Officer's Certificate.  Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter.  We do not represent the Company with respect to all legal matters or issues.  The Company employs other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.  We have not participated in the preparation of the Registration Statement and assume no responsibility for their respective contents, other than this opinion.

In addition to the foregoing, for purposes of rendering our opinions as expressed herein, we have assumed: (i) that, prior to the issuance of any Shares pursuant to the Plan and prior to the issuance of any awards exercisable for any Shares pursuant to the Plan (the "Awards"), the Board of Directors of the Company (the "Board") or a duly authorized committee thereof will adopt resolutions duly authorizing the issuance of such Shares and Awards (as applicable, the "Board Resolutions"), as the case may be, and any Shares issuable pursuant to the Plan will be issued in accordance with such Board Resolutions; (ii) that each of the Shares and Awards are issued pursuant to and in accordance with the terms and conditions of the Plan to a Grantee (as defined in the Plan) who enters into an Award Agreement (as defined in the Plan) with the Company in respect thereof in the form approved by the Board or a duly authorized committee thereof and performs his or her obligations thereunder in all respects, and that such Shares and Awards are issued pursuant to and in accordance with such Award Agreement between the Company and such Grantee; (iii) that, at the time of each issuance of Shares pursuant to the Plan, either (a) one or more stock certificates representing the Shares so issued and containing all legends required by Section 151(f) of the General Corporation Law of the State of Delaware (the "DGCL") will be duly executed and delivered by the officers of the Company entitled to execute stock certificates to reflect the issuance of such shares or (b) if such shares are to be uncertificated pursuant to a duly adopted resolution by the Board or a duly authorized committee thereof, a duly authorized officer of the Company will deliver to the record holders of such Shares the notice required by Section 151(f) of the DGCL and such notice will include any notices or legends required by Section 202 of the DGCL; (iv) there are, and at all relevant times will be, a sufficient number of shares of Common Stock authorized but unissued that are not subscribed for, reserved for other issuance or otherwise committed for issuance to give effect to the issuance of each of the Shares issuable pursuant to the Plan; (v) that each issuance of Shares issued pursuant to the Plan will be duly recorded in the stock ledger of the Company at the time of such issuance; (vi) that, prior to or contemporaneous with the issuance of any Shares pursuant to the Plan, the Company will receive the consideration therefor specified in the applicable Award Agreement, which consideration for each such Share will never be less than the par value of such Share; and (vii) that any amendment and restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time.

Starfighters Space, Inc.

December 30, 2025

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinions as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that the Shares, when issued pursuant to and in accordance with the terms of the Plan and the applicable Award Agreement and Board Resolutions relating thereto, will be validly issued fully paid and non-assessable under the DGCL.

The foregoing opinion is subject to the following exceptions, limitations and qualifications:

A. We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinion is limited to the DGCL currently in effect, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.  In addition, we have not considered and express no opinion as to the applicability of or any compliance with the Delaware Securities Act, 6 Del. C. § 73-101 et seq., or any rules or regulations promulgated thereunder.

B. Our opinion as set forth above is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally, (ii) principles of equity, including principles of commercial reasonableness, good faith and fair dealing and the applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the discretion of the court before which any proceeding in respect of the Plan or any action or determination thereunder or any transaction contemplated thereby may be brought, (iv) applicable public policy with respect to the enforceability of provisions relating to indemnification or any applicable law relating to exculpation of officers or directors in their capacity as such, (v) applicable escheat laws, (vi) applicable laws relating to arbitration, and (vii) applicable laws relating to the restrictions on transfers or assignments of rights under the Plan.

C. Our opinion as set forth above does not encompass any agreement or document referred to, annexed or attached to or incorporated by reference into any of the documents reviewed by us.

Starfighters Space, Inc.

December 30, 2025

This opinion speaks only as of the date hereof, and we shall have no obligation to update this opinion in any respect after the date hereof, including with respect to changes in law occurring on or after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

RBG/AGB